ECI-LATAM, INC.

MANAGEMENT AND BONUS AGREEMENT

THIS MANAGEMENT AND BONUS AGREEMENT (“Agreement”) is made by and between ECI-LATAM, Inc., a Florida corporation (“Employer” or the “Company”), with its principal place of business located at 7135, Collins Ave. Suite 1234, Florida 33141and Goran Antic (“Employee”), and is effective as of the last date of execution set forth below. Employer and Employee may hereinafter be collectively referred to as the “Parties”.

Reference is made to that certain Share Exchange Agreement between Employer, Employee and Natural Gas Fueling and Conversion, Inc. (“NGFC”) whereby NGFC acquired shares of common stock of Employer in an amount that rendered Employer a corporate subsidiary of NGFC.  The Parties acknowledge that Employee is currently employed by the Employer and they intend to continue such employment relationship and further intend to establish a management agreement for the benefit of Employee for the period of time that NGFC owns the majority number of shares of common stock of the Employer.  Accordingly, the Parties to this Agreement state and acknowledge as follows:

Section 1 - Recitals -

The Employee is willing to continue to be employed by the Employer, and the Employer is willing to continue the employment of the Employee, in accordance with the terms, covenants, and conditions as set forth in this Agreement.

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer and Employee agree as follows:

Section 2 - Effective Date and Term - Employment shall continue pursuant to this Agreement and shall only terminate upon mutual agreement of the Parties hereto.

Section 3 - Employment Title and Duties - The Employer shall employ the Employee in the capacity of Chief Executive Officer, President and Chairman of the Board of Directors of Employer.  The Employee shall be subordinate to and report only to the Board of Directors of ECIL. The duties associated with this employment include, but are not limited to, managing the Company in the same manner that has generated financial success for ECIL historically; and directing the implementation of financial controls and procedures including GAAP accounting procedures to facilitate the preparation of consolidated financial statements with NGFC in accordance with its periodic reporting requirements to the United States Securities and Commission. Employee agrees to provide all necessary cooperation with NGFC in order to facilitate compliance with state and federal securities laws and any other applicable regulatory reporting requirements.

This Agreement establishes an executive management position for the Company on an exclusive services basis whereby the Employee will exercise certain fiduciary responsibilities on behalf of the Employer. The Employee accepts this employment, subject to the general supervision of and pursuant to the orders and direction of the Employer.  The Employee shall perform such other duties as are customarily

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performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by the Employer.

Section 4 - Compensation and Bonus for the Employee - The Employer shall compensate Employee for Employee’s services rendered under this Agreement, as follows:

a.

Employee shall maintain the compensation base salary that was in effect upon execution of this Agreement until further mutual agreement of the Parties; and

b.

If, at the end of the current fiscal year ending September 30, 2015, ECIL shall have generated a minimum of one hundred thousand dollars (US$100,000) in earnings after taxes, Employee shall be issued three hundred thousand (300,000) shares of NGFC restricted common stock; and

c.

If, at the end of the fiscal year ending September 30, 2016, ECIL shall have generated a minimum of one hundred twenty-five thousand dollars (US$125,000) in earnings after taxes, Employee shall be issued two hundred thousand (200,000) shares of NGFC restricted common stock; and

d.

If, at the end of the fiscal year ending September 30, 2017, ECIL shall have generated a minimum of one hundred fifty thousand dollars (US$150,000) in earnings after taxes, Employee shall be issued two hundred thousand (200,000) shares of NGFC restricted common stock.

Section 5 – Exclusive Services of the Employee - Employee agrees to perform all of the duties pursuant to the express and implicit terms of this Agreement to the reasonable satisfaction of Employer.  Employee further agrees to perform such duties faithfully and to the best of his ability, talent, and experience, and spend full-time (at least forty (40) hours per week) on Employer's business. This Agreement constitutes an exclusive services contract pursuant to which Employee shall render all services conducted for the sole and exclusive benefit of Employer. Employee shall be prohibited from providing services to and earning or accepting compensation from any other person or entity engaged in any business that competes with Employer.

Section 6 - Place of Employment - Employee shall render such duties at the principal place of business of Employer and at such other places as Employer shall require or as the interest, needs, business, or opportunity of Employer shall require.

Section 7 - Effect of Partial Invalidity - The invalidity of any portion of this Agreement shall not affect the validity of any other provision.  In the event that any provision of this Agreement is held to be invalid, the Parties agree that the remaining provisions shall remain in full force and effect.

Section 8 - Entire Agreement - This Agreement reflects the complete agreement between the Parties and shall supersede all other agreements, either oral or written, between the Parties. The Parties stipulate that neither of them, nor any person acting on their behalf has made any representations except as are specifically set forth in this Agreement and each of the Parties acknowledges that they have not relied

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upon any representation of any third party in executing this Agreement, but rather have relied exclusively on their own judgment in entering into this Agreement.

Section 9 - Assignment - Employer may not sell, assign or transfer its interest and rights under this Agreement without the approval of Employee. All rights and entitlements arising from this Agreement, shall inure to the benefit of any purchaser, assignor or transferee of this Agreement and shall continue to be enforceable to the extent allowable under applicable law.  Neither this Agreement, nor the employment status conferred with its execution is assignable or subject to transfer in any manner by Employee.

Section 10 - Notices - All notices, requests, demands, and other communications shall be in writing and shall be given by registered or certified mail, postage prepaid, to the principal business address of the Employer and to the address of Employee as provided to Employer, or to such subsequent addresses as the Parties shall so designate in writing.

Section 11 - Remedies - If any action at law, equity or in arbitration, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, Employer shall be entitled to recover its reasonable attorneys’ fees and costs from Employee.

Section 12 - Amendment/Waiver - No waiver, modification, amendment or change of any term of this Agreement shall be effective unless it is memorialized in a writing signed by both Parties.  No waiver by Employer of any breach or threatened breach of this Agreement shall be construed as a waiver of any subsequent breach.

Section 13 - Governing Law, Venue and Jurisdiction - This Agreement and all transactions contemplated by this Agreement shall be governed by, construed, and enforced in accordance with the Laws of the State of Florida without regard to any conflicts of laws, statutes, rules, regulations or ordinances.  Employee consents to personal jurisdiction and venue in the Circuit Court in and for Dade County, Florida regarding any action arising under the terms of this Agreement and any and all other disputes between with Employer.

Section 14 - Arbitration- Any and all controversies and disputes between Employee and Employer arising from or relating to this Agreement, or regarding any other matter whatsoever including, but not limited to, statutory claims, common-law claims, tort claims and choses in equity, shall be submitted to and decided by binding arbitration before the American Arbitration Association, utilizing its Commercial Rules.  Any arbitration action brought pursuant to this section shall be heard in Dade County, Florida.  The Circuit Court in and for Dade County, Florida shall have concurrent jurisdiction with any arbitration panel for the purpose of entering temporary and permanent injunctive relief.

Section 15 - Headings - The titles to the paragraphs of this Agreement are solely for the convenience of the Parties and shall not affect in any way the meaning or interpretation of this Agreement.

Section 16 – Miscellaneous Terms – The Parties to this Agreement declare and represent that:

a.

They have read and understand this Agreement;

b.          They have been given the opportunity to consult with an attorney if they so desire;

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c.

They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion;

d.

They have retained signed copies of this Agreement for their records; and

e.

The rights, responsibilities and duties of the Parties hereto, and the covenants and agreements contained herein, shall continue to bind the Parties and shall continue in full force and effect until each and every obligation of the Parties under this Agreement has been performed.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Date: Feb 24, 2015

/S/ Goran Antic

Employee Signature

Goran Antic

Chief Executive Officer

ECI-LATAM, Inc.

Date: Feb 24, 2015

By: /S/ I. Andrew Weeraratne

I. Andrew Weeraratne,

Chief Financial Officer

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